Exhibit 99.1

Dynatrace Reports Fourth Quarter and Full Year Fiscal 2026 Financial Results
Surpasses $2 billion in ARR and reports double digit net new ARR growth
Delivers fourth consecutive quarter of 16% ARR growth on a constant currency basis
Achieves FY26 GAAP Operating Margin of 12% and Non-GAAP Operating Margin of 29%
Increases Q4 share repurchases sequentially by 40% to $224 million

BOSTON, Mass., May 13, 2026 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the fourth quarter and full year ended March 31, 2026.

"Dynatrace delivered a strong finish to FY26, surpassing $2 billion in ARR and achieving our fourth consecutive quarter of 16% constant currency ARR growth,” said Rick McConnell, CEO of Dynatrace. “In an AI‑first world, observability has become mission critical to a vastly higher percentage of workloads. Customers are choosing Dynatrace for our end‑to‑end platform, which serves as both the intelligence engine for deterministic AI and contextual analytics, as well as the control plane to coordinate agentic action. By enabling system resilience and AI reliability, Dynatrace is helping customers drive more autonomous operations and optimal business outcomes. As we look ahead, our objective is to accelerate ARR growth while delivering balanced growth and profitability."

“We significantly increased the pace of our share buyback in the fourth quarter, repurchasing $224 million of Dynatrace stock,” said Jim Benson, Chief Financial Officer. “This uptick reflects our conviction in Dynatrace’s operational momentum, long term growth and cash flow trajectory, and the underlying value of our shares. Through our disciplined capital allocation approach and strong balance sheet, we will continue investing in innovation and growth while delivering value to shareholders.”

All growth rates are compared to the fourth quarter and full year fiscal 2025 ended March 31, 2025 unless otherwise noted.
Fourth Quarter Fiscal 2026 Financial Highlights:
•Total ARR of $2,054 million, an increase of 18%, or 16% on a constant currency basis
•Total revenue of $532 million, an increase of 19%, or 16% on a constant currency basis
•Subscription revenue of $506 million, an increase of 19%, or 16% on a constant currency basis
•GAAP income from operations of $37 million and non-GAAP income from operations of $143 million
•GAAP net income per share of $0.06 and non-GAAP net income per share of $0.41, on a dilutive basis

Full Year Fiscal 2026 Financial Highlights:
•Total revenue of $2,018 million, an increase of 19%, or 17% on a constant currency basis
•Subscription revenue of $1,930 million, an increase of 19%, or 17% on a constant currency basis
•GAAP income from operations of $245 million and non-GAAP income from operations of $592 million
•GAAP net income per share of $0.54 and non-GAAP net income per share of $1.70, on a dilutive basis
•GAAP operating cash flow of $562 million and free cash flow of $529 million

Business Highlights:
•Ongoing traction in go-to-market strategy resulted in an increase in average deal size. Dynatrace closed a record 22 deals greater than $1 million in annual contract value (ACV) in the fourth quarter, nine of which were new logos.
•Log management remained the fastest growing major product category, with Q4 consumption continuing to grow more than 100% year-over-year.
•Enhanced the company's offerings through two acquisitions:
◦DevCycle, a feature management platform on the OpenFeature standard that helps developers, site reliability engineers, and platform teams bring progressive delivery for AI-native applications directly into the Dynatrace platform.
◦Bindplane, a company whose open-standards-based telemetry pipeline capabilities combined with AI-powered observability gives customers greater access, flexibility, and control of their logs, metrics, and application data.
•Surpassed $1 billion in AWS Marketplace sales, a key indicator of hyperscaler engagement.
•Expanded the Dynatrace Model Context Protocol (MCP) server as a connector for Anthropic's Claude Code, Cowork, and Chat to bring observability and security context into every Claude session. And extended integration with GitHub Advanced Security to share the runtime context of monitored Kubernetes environments with developers and security teams.
•Recognized as a Customers’ Choice in the 2025 Gartner Peer Insights Voice of the Customer for Observability Platforms report.1

Share Repurchase Program
•During the fourth quarter of fiscal 2026, Dynatrace spent $224 million to repurchase 5.9 million shares at an average price of $37.71. Dynatrace completed its initial $500 million share repurchase program, and $151 million of purchases in the fourth quarter were under its new $1 billion program announced in February 2026.

Fourth Quarter 2026 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Annual recurring revenue (ARR):
Total ARR	$2,053,555	$1,734,164
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	16%

Revenue:
Total revenue	$531,716	$445,165
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	16%

Subscription revenue	$505,754	$423,570
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	16%

GAAP Financial Measures:
GAAP income from operations	$37,342	$42,914
GAAP operating margin	7%	10%

GAAP net income	$17,416	$39,304

GAAP net income per share - diluted	$0.06	$0.13

GAAP shares outstanding - diluted	298,925	304,354

Net cash provided by operating activities	$226,361	$162,790
Net cash provided by operating activities as a percent of revenue	43%	37%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$142,576	$117,887
Non-GAAP operating margin	27%	26%

Non-GAAP net income	$123,967	$99,047

Non-GAAP net income per share - diluted	$0.41	$0.33

Non-GAAP shares outstanding - diluted	298,925	304,354

Free Cash Flow	$212,403	$145,528
Free Cash Flow margin	40%	33%

Full Year 2026 Financial Highlights
(Unaudited – In thousands, except per share data)

	Year Ended March 31,
	2026	2025
Revenue:
Total revenue	$2,018,387	$1,698,683
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	17%

Subscription revenue	$1,929,722	$1,622,163
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	17%

GAAP Financial Measures:
GAAP income from operations	$245,387	$179,433
GAAP operating margin	12%	11%

GAAP net income (**)	$162,669	$483,684

GAAP net income per share - diluted (**)	$0.54	$1.59

GAAP shares outstanding - diluted	303,727	303,602

Net cash provided by operating activities	$561,850	$459,419
Net cash provided by operating activities as a percent of revenue	28%	27%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$591,929	$493,540
Non-GAAP operating margin	29%	29%

Non-GAAP net income	$517,641	$422,313

Non-GAAP net income per share - diluted	$1.70	$1.39

Non-GAAP shares outstanding - diluted	303,727	303,602

Free Cash Flow	$529,483	$430,617
Free Cash Flow margin	26%	25%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.
** During fiscal 2025, Dynatrace completed an intra-entity asset transfer of the global economic rights of intellectual property (IP) from a wholly-owned U.S. subsidiary to a wholly-owned Swiss subsidiary, more closely aligning IP rights with business operations. The transfer generated an income tax benefit of $320.9 million, or $1.06 per share on a dilutive basis.

Financial Outlook
Based on information available as of May 13, 2026, Dynatrace is issuing guidance for the first quarter and full year fiscal 2027 in the table below. Based on foreign exchange rates as of April 30, 2026, the foreign exchange tailwind relative to constant currency is expected to be approximately $10 million on ARR and $15 million on revenue for fiscal 2027. This guidance also excludes the impact of any share repurchases during fiscal 2027.

Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.

All growth rates are compared to the first quarter and full year of fiscal 2026 ended March 31, 2026 unless otherwise noted.

(In millions, except per share data)	First Quarter Fiscal 2027	Full Year Fiscal 2027
ARR	-	$2,382 - $2,402
As reported	-	16% - 17%
Constant currency	-	15.5% - 16.5%
Total revenue	$547 - $551	$2,317 - $2,335
As reported	15%	15% - 16%
Constant currency	13% - 14%	14% - 15%
Subscription revenue	$523 - $527	$2,217 - $2,235
As reported	14% - 15%	15% - 16%
Constant currency	13% - 14%	14% - 15%
Non-GAAP income from operations	$150 - $154	$682 - $690
Non-GAAP operating margin	27.5% - 28%	29.5%
Non-GAAP net income	$130 - $134	$584 - $594
Non-GAAP net income per diluted share	$0.44 - $0.45	$1.93 - $1.95
Diluted weighted average shares outstanding	298 - 299	302 - 304
Free cash flow	-	$613 - $620
Free cash flow margin	-	26.5%

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, May 13, 2026. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13760309. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on August 13, 2026 by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13760309. In addition, an archived webcast will be available at ir.dynatrace.com.

We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, and free cash flow margin. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total revenue, and Subscription revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related Non-GAAP Operating Margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.

About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.
Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2026 Dynatrace LLC.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's objective to accelerate ARR growth while delivering balanced growth and profitability, the company's plans to invest in innovation and growth while delivering value to shareholders, the expected and current benefits that we believe organizations receive from using the Dynatrace platform and offerings of our partners and other companies with which we collaborate and integrate, and our financial and business outlook, including our financial guidance for the first quarter and full year of fiscal 2027. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs as cloud and AI workloads grow rapidly; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

_____________________

Gartner Disclaimers
1Gartner, Voice of the Customer for Observability Platforms, Peer Community Contributors, 24 December 2025.

GARTNER and PEER INSIGHTS™ are trademarks of Gartner, Inc. and/or its affiliates. All rights reserved.

Gartner Peer Insights content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Earnings Press Release), and the opinions expressed in the Gartner Content are subject to change without notice.

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Revenue:
Subscription	$505,754	$423,570	$1,929,722	$1,622,163
Service	25,962	21,595	88,665	76,520
Total revenue	531,716	445,165	2,018,387	1,698,683
Cost of revenue:
Cost of subscription	77,356	63,265	284,611	233,299
Cost of service	23,112	21,095	84,105	73,631
Amortization of acquired technology	927	734	3,488	13,262
Total cost of revenue	101,395	85,094	372,204	320,192
Gross profit	430,321	360,071	1,646,183	1,378,491

Operating expenses:
Research and development	130,579	103,285	474,312	384,572
Sales and marketing	183,442	161,797	690,489	605,599
General and administrative	60,413	52,062	217,414	195,347
Amortization of other intangibles	20	13	56	13,540
Impairment of long-lived assets	18,525	—	18,525	—
Total operating expenses	392,979	317,157	1,400,796	1,199,058
Income from operations	37,342	42,914	245,387	179,433
Interest income, net	10,111	10,930	47,731	48,281
Other (expense) income, net	(638)	1,860	6,643	(4,285)
Income before income taxes	46,815	55,704	299,761	223,429
Income tax (expense) benefit	(29,399)	(16,400)	(137,092)	260,255
Net income	$17,416	$39,304	$162,669	$483,684
Net income per share:
Basic	$0.06	$0.13	$0.54	$1.62
Diluted	$0.06	$0.13	$0.54	$1.59
Weighted average shares outstanding:
Basic	297,544	299,441	300,102	298,384
Diluted	298,925	304,354	303,727	303,602

SHARE-BASED COMPENSATION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Cost of revenue	$9,619	$9,659	$40,276	$36,924
Research and development	28,371	26,097	114,110	100,866
Sales and marketing	19,987	19,855	84,480	77,336
General and administrative	15,022	14,593	60,760	56,577
Total share-based compensation expense	$72,999	$70,204	$299,626	$271,703

DYNATRACE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - In thousands, except share data)

	March 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,097,220	$1,017,039
Short-term marketable securities	74,881	96,189
Accounts receivable, net	710,200	624,437
Deferred contract costs, current	127,495	109,895
Prepaid expenses and other current assets	113,651	83,901
Total current assets	2,123,447	1,931,461
Long-term marketable securities	51,908	51,648
Property and equipment, net	72,993	61,522
Operating lease right-of-use asset, net	139,285	67,479
Goodwill	1,350,256	1,336,435
Intangible assets, net	22,850	25,534
Deferred tax assets, net	508,742	529,550
Deferred contract costs, non-current	113,111	95,297
Other assets	33,133	40,752
Total assets	$4,415,725	$4,139,678

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$2,728	$27,286
Accrued expenses, current	302,260	252,503
Deferred revenue, current	1,241,488	1,087,518
Operating lease liabilities, current	22,588	13,979
Total current liabilities	1,569,064	1,381,286
Deferred revenue, non-current	53,387	50,989
Accrued expenses, non-current	38,205	24,452
Operating lease liabilities, non-current	141,736	61,384
Deferred tax liabilities	1,943	419
Total liabilities	1,804,335	1,518,530
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 294,652,951 and 299,813,048 shares issued and outstanding at March 31, 2026 and 2025, respectively	295	300
Additional paid-in capital	2,199,494	2,370,563
Retained earnings	447,596	284,927
Accumulated other comprehensive loss	(35,995)	(34,642)
Total shareholders' equity	2,611,390	2,621,148
Total liabilities and shareholders' equity	$4,415,725	$4,139,678

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In thousands)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$17,416	$39,304	$162,669	$483,684
Adjustments to reconcile net income to cash provided by operations:
Depreciation	4,702	5,385	18,446	19,236
Amortization	1,462	1,265	5,613	28,868
Share-based compensation	72,999	70,204	299,626	271,703
Deferred income taxes	6,658	(14,147)	25,132	(392,942)
Impairment of long-lived assets	18,525	—	18,525	—
Other	989	(2,100)	(6,928)	2,035
Net change in operating assets and liabilities:
Accounts receivable	(245,159)	(228,277)	(77,127)	(24,026)
Deferred contract costs	(7,203)	(11,613)	(31,057)	(14,648)
Prepaid expenses and other assets	(24,981)	(15,020)	(15,977)	(36,593)
Accounts payable and accrued expenses	56,344	59,142	25,896	31,534
Operating leases, net	978	(665)	2,434	(231)
Deferred revenue	323,631	259,312	134,598	90,799
Net cash provided by operating activities	226,361	162,790	561,850	459,419

Cash flows from investing activities:
Purchase of property and equipment	(13,958)	(14,566)	(32,173)	(26,106)
Capitalized software additions	—	(2,696)	(194)	(2,696)
Acquisition of businesses, net of cash acquired	(6,000)	—	(6,000)	(100)
Purchases of marketable securities	(11,448)	(37,566)	(120,306)	(145,555)
Proceeds from sales and maturities of marketable securities	39,847	36,997	143,729	105,142
Other	(750)	—	(750)	—
Net cash provided by (used in) investing activity	7,691	(17,831)	(15,694)	(69,315)

Cash flows from financing activities:
Proceeds from employee stock purchase plan	—	—	24,390	21,159
Proceeds from exercise of stock options	1,786	6,092	6,487	20,995
Repurchases of common stock	(223,675)	(42,518)	(478,708)	(172,618)
Taxes paid related to net share settlement of equity awards	(2,211)	(2,620)	(21,845)	(18,958)
Other	(552)	(552)	(4,418)	(2,208)
Net cash used in financing activities	(224,652)	(39,598)	(474,094)	(151,630)

Effect of exchange rates on cash and cash equivalents	(3,714)	4,196	8,119	(418)

Net increase in cash and cash equivalents	5,686	109,557	80,181	238,056

Cash and cash equivalents, beginning of period	1,091,534	907,482	1,017,039	778,983
Cash and cash equivalents, end of period	$1,097,220	$1,017,039	$1,097,220	$1,017,039

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Non-GAAP cost of revenue:
Cost of revenue	$101,395	$85,094	$372,204	$320,192
Share-based compensation	(9,619)	(9,659)	(40,276)	(36,924)
Employer payroll taxes on employee stock transactions	(489)	(661)	(2,458)	(2,447)
Amortization of intangibles	(927)	(734)	(3,488)	(13,262)
Transaction, restructuring, and other	(1,475)	—	(1,475)	—
Non-GAAP cost of revenue	$88,885	$74,040	$324,507	$267,559

Non-GAAP gross profit:
Gross profit	$430,321	$360,071	$1,646,183	$1,378,491
Share-based compensation	9,619	9,659	40,276	36,924
Employer payroll taxes on employee stock transactions	489	661	2,458	2,447
Amortization of intangibles	927	734	3,488	13,262
Transaction, restructuring, and other	1,475	—	1,475	—
Non-GAAP gross profit	$442,831	$371,125	$1,693,880	$1,431,124

GAAP gross margin	81%	81%	82%	81%
Non-GAAP gross margin	83%	83%	84%	84%

Non-GAAP operating expenses:
Operating expenses	$392,979	$317,157	$1,400,796	$1,199,058
Share-based compensation	(63,380)	(60,545)	(259,350)	(234,779)
Employer payroll taxes on employee stock transactions	(2,719)	(3,309)	(12,834)	(12,997)
Amortization of intangibles	(20)	(13)	(56)	(13,540)
Transaction, restructuring, and other	(26,605)	(52)	(26,605)	(158)
Non-GAAP operating expenses	$300,255	$253,238	$1,101,951	$937,584

Non-GAAP income from operations:
Income from operations	$37,342	$42,914	$245,387	$179,433
Share-based compensation	72,999	70,204	299,626	271,703
Employer payroll taxes on employee stock transactions	3,208	3,970	15,292	15,444
Amortization of intangibles	947	747	3,544	26,802
Transaction, restructuring, and other	28,080	52	28,080	158
Non-GAAP income from operations	$142,576	$117,887	$591,929	$493,540

GAAP operating margin	7%	10%	12%	11%
Non-GAAP operating margin	27%	26%	29%	29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Non-GAAP net income:
Net income	$17,416	$39,304	162,669	483,684
Income tax expense (benefit)	29,399	16,400	137,092	(260,255)
Non-GAAP effective cash tax	(28,223)	(29,616)	(117,584)	(118,154)
Interest income, net	(10,111)	(10,930)	(47,731)	(48,281)
Cash received from interest, net	9,614	10,776	43,296	46,927
Share-based compensation	72,999	70,204	299,626	271,703
Employer payroll taxes on employee stock transactions	3,208	3,970	15,292	15,444
Amortization of intangibles	947	747	3,544	26,802
Transaction, restructuring, and other	28,080	52	28,080	158
Loss (gain) on currency translation	638	(1,860)	(6,643)	4,285
Non-GAAP net income	$123,967	$99,047	$517,641	$422,313

Share count:
Weighted-average shares outstanding - basic	297,544	299,441	300,102	298,384
Weighted-average shares outstanding - diluted	298,925	304,354	303,727	303,602

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	297,544	299,441	300,102	298,384
Weighted-average shares outstanding - diluted	298,925	304,354	303,727	303,602

Non-GAAP net income per share:
Net income per share - basic	$0.06	$0.13	$0.54	$1.62
Net income per share - diluted	$0.06	$0.13	$0.54	$1.59
Non-GAAP net income per share - basic	$0.42	$0.33	$1.72	$1.42
Non-GAAP net income per share - diluted	$0.41	$0.33	$1.70	$1.39

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2026	2025	2026	2025
Free cash flow:
Net cash provided by operating activities	$226,361	$162,790	$561,850	$459,419
Purchase of property and equipment	(13,958)	(14,566)	(32,173)	(26,106)
Capitalized software additions	—	(2,696)	(194)	(2,696)
Free cash flow	$212,403	$145,528	$529,483	$430,617

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Contact:
Stacy Gong
VP, Corporate Communications
pr-team@dynatrace.com